Exhibit 10.289

FIFTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

[Domain Site, Garland, TX]

This FIFTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”) is made and entered into as of October 7 2015 (the “Effective Date”), by and between RCM Firewheel, LLC, a Texas limited liability company (“Seller”), and ArchCo Residential LLC, a Delaware limited liability company (“Purchaser”).

Recitals

This Amendment is made with respect to the following facts:

A.           Seller and Purchaser entered into the Agreement of Purchase and Sale dated as of April 29, 2015 (the “Original Agreement”), with respect to approximately 135.89 acres of land located in Garland, Texas (the “Property”), as more particularly described in the Purchase Agreement.

B.           Seller and Purchaser entered into the Amendment to Agreement of Purchase and Sale dated as of July 13, 2015 (the “First Amendment”) , the Second Amendment to Agreement of Purchase and Sale, dated as of July 29, 2015 (the “Second Amendment”), the Third Amendment to Agreement of Purchase and Sale, dated as of August 6, 2015 (the “Third Amendment”), and the Fourth Amendment to Agreement of Purchase and Sale, dated as of August 14, 2015 (the “Fourth Amendment”). The Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, is referred to in this Amendment as the “Purchase Agreement”.

C.           Seller and Purchaser desire to amend the Purchase Agreement as set forth in this Amendment.

Agreement

In consideration of the foregoing Recitals, the conditions, terms, covenants and agreements set forth in this Amendment, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree that the Purchase Agreement is amended as set forth in this Amendment:

1.          Defined Terms. Each initially capitalized term used in this Amendment has the meaning set forth for that term in the Purchase Agreement, unless it is otherwise defined in this Amendment.

2.          Development Approvals Termination Notice. Solely regarding the Development Approvals for the Phase I Project, Section 2.4(d) of the Original Agreement is amended to provide that if Purchaser determines at any time that, in spite of the use of its commercially reasonable and diligent efforts, it has been or will be unable to obtain Final Approval of the Development Approvals for the Phase I Project by the Outside Closing Date for the Phase I Property, then Purchaser may, by delivering written notice to Seller on or before October 10, 2015, (i) terminate the Purchaser Agreement (a “Development Approvals Termination Notice”); or (ii) waive the condition for Final Approval of the Development Approvals for the Phase I Project and proceed with the Closing for the Phase I Property on such date to which the parties may mutually agree, but in any event, no later than the Outside Closing Date for the Phase I Property.

3.          Consent to Assignment. Seller consents to the assignment of the Purchase Agreement, as amended, to an entity in which Purchaser or Neil T. Brown holds a direct or indirect economic interest and which is controlled, directly or indirectly, by one or more of Purchaser, Neil T. Brown, Bluerock Real Estate, LLC or Bluerock Residential Growth REIT, Inc.

4.          Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same Amendment when each party has signed one of the counterparts. This Amendment may be delivered to the Escrow Agent and the other party by facsimile or in pdf format by email transmission.

5.          Entire Agreement. The Purchase Agreement, as amended by this Amendment, constitutes the full and complete agreement and understanding between Seller and Purchaser and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in the Purchase Agreement, as so amended, and no provision of the Purchase Agreement, as so amended, may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by Seller and Purchaser.

6.          Full Force and Effect; Incorporation. Except as modified by this Amendment, the terms and provisions of the Purchase Agreement are hereby ratified and confirmed and are and shall remain in full force and effect. If any inconsistency arises between this Amendment and the Purchase Agreement as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. This Amendment shall be construed to be a part of the Purchase Agreement and shall be deemed incorporated in the Purchase Agreement by this reference.

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Seller and Purchaser have executed this Amendment as of the Effective Date.

Seller:

RCM Firewheel, LLC,

a Texas limited liability company

By:	/s/Tim Coltart
Name:	Tim Coltart
Title:	President

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Purchaser:

ArchCo Residential LLC,

a Delaware limited liability company

By:	/s/ Neil T. Brown
Name:	Neil T. Brown
Title:	Chief Executive Officer

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